UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2011

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, 12th Floor, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

On February 16, 2011, Deerfield Capital Corp. (the "Company"), Commercial Industrial Finance Corp., a Delaware corporation ("CIFC"), CIFC Parent Holdings LLC, a Delaware limited liability company and the sole stockholder of CIFC ("CIFC Parent"), Bulls I Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of the Company ("First MergerSub"), and Bulls II Acquisition LLC, a Delaware limited liability company and direct wholly-owned subsidiary of the Company ("Second MergerSub"), entered into an amendment (the "Amendment") to the Agreement and Plan of Merger, dated as of December 21, 2010 among the Company, First MergerSub, Second MergerSub, CIFC and CIFC Parent (the "Merger Agreement").

The Amendment amends a condition to CIFC’s obligation to close and provides that the Company’s board of directors (the "Board") (or compensation committee thereof) shall approve and adopt the 2010 Management Equity Incentive Plan (the "Management Equity Incentive Plan"), such approval to be conditioned upon and subject to a later stockholder approval. The Amendment creates a covenant by the Company to seek, and use commercially reasonable efforts to obtain, the approval of the Company’s stockholders, at the next regularly scheduled annual stockholders meeting, to adopt the Management Equity Incentive Plan.

The other terms of the Merger Agreement remain unchanged by the Amendment. The Board has unanimously approved the Amendment.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of such Amendment which is filed herewith as Exhibit 2.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the Merger Agreement, Robert E. Fischer, Richard A. Mandell and Stuart I. Oran on February 10, 2011, Daniel K. Schrupp on February 11, 2011, and Peter H. Rothschild on February 15, 2011, each of whom is a director of the Company, tendered their resignations from the Board subject to and effective upon (i) the completion of the Merger (as defined in the Merger Agreement) and (ii) the effective time of the related amendment to the charter of the Company eliminating the classified Board provisions in the charter. Such resignations will be automatically revoked effective upon the termination of the Merger Agreement.

Important Additional Information

The Company intends to file with the Securities and Exchange Commission (the "SEC") a proxy statement and other relevant materials in connection with seeking stockholder approval of the Merger Agreement and the transactions contemplated thereby (including the Merger, the issuance of the Stock Consideration and the Cash Consideration (as such terms are defined in the Merger Agreement)). When finalized, the proxy statement will be mailed to the stockholders of the Company. Before making any voting decision with respect to the Merger Agreement and the transactions contemplated thereby (including the Merger, the issuance of the Stock Consideration and the Cash Consideration), stockholders of the Company are urged to carefully read the proxy statement and the other relevant materials when they become available, because they will contain important information about the proposed transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of the Company may obtain free copies of the proxy statement (when available) and other documents filed by the Company with the SEC from the Company’s website at http://www.deerfieldcapital.com.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Merger Agreement (including the Merger, the issuance of the Stock Consideration and the Cash Consideration). Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger Agreement and the transactions contemplated thereby will be included in the proxy statement that the Company intends to file with the SEC. Stockholders may obtain additional information regarding the direct and indirect interests of the Company and its directors and executive officers with respect to the transactions by reading the proxy statement once it is available and the other filings referred to above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed with this Current Report on Form 8-K:

2.1 Amendment, dated as of February 16, 2011, to the Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

February 16, 2011	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Amendment, dated as of February 16, 2011, to the Agreement and Plan of Merger, dated as of December 21, 2010, by and among Deerfield Capital Corp., Bulls I Acquisition Corporation, Bulls II Acquisition LLC, Commercial Industrial Finance Corp. and CIFC Parent Holdings LLC.